Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-13175, 333-13173, 333-59832, 333-70710 and 333-114958) and on Form S-3 (Nos. 033-56885, 333-150825 and 333-169375) of Harsco Corporation of our report dated February 24, 2011 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 24, 2011